Exhibit 4.3


                                  CONN'S, INC.
              AMENDED AND RESTATED 2003 INCENTIVE STOCK OPTION PLAN

                               AS OF MAY 31, 2006




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                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

1.  Purposes of this Plan......................................................1
2.  Amendment and Restatement..................................................1
3.  Definitions................................................................1
4.  Shares Subject to this Plan................................................3
5.  Administration of this Plan................................................4
6.  Eligibility................................................................5
7.  Term of Plan...............................................................5
8.  Term of Option.............................................................5
9.  Vesting....................................................................5
10. Option Exercise Price and Consideration....................................6
11. Exercise of Option.........................................................6
12. Limited Transferability of Options.........................................7
13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale...........8
14. Conditions Upon Issuance of Shares.........................................9
15. Inability to Obtain Authority..............................................9
16. Reservation of Shares......................................................9
17. Reliance on Reports........................................................9
18. Construction...............................................................9
19. Governing Law..............................................................9
20. Approval, Amendment, and Termination of this Plan.........................10

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                                  CONN'S, INC.

                            AMENDED AND RESTATED 2003

                           INCENTIVE STOCK OPTION PLAN

                               AS OF MAY 31, 2006



     1. Purposes of this Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and to promote the success of the Company's business. Options granted under this Plan are intended to qualify as Incentive Stock Options. The provisions of this Plan shall be construed in a manner consistent with the requirements of the Code.

     2. Amendment and Restatement. This Plan is an amendment and restatement of that certain Conn Appliances, Inc. Incentive Stock Option Plan dated October 21, 1999, which shall be superseded in its entirety by this Plan. It is intended that the terms of this Plan do not constitute a "modification, extension, or renewal" of options within the meaning of Section 424(h) of the Code. Any provisions of this Plan which shall constitute a modification, extension, or renewal of options under Section 424(h) of the Code shall be disregarded insofar as it would otherwise apply to any option outstanding on the date of the Board's adoption of this Plan.

     Notwithstanding the foregoing, the right of an Employee to require the Company to repurchase an Employee's Shares upon termination of employment with the Company found in Section 5 of that certain Restricted Stock Agreement dated July 21, 1998 is hereby rescinded with respect to all unexercised Options granted under this Plan. Said Restricted Stock Agreement shall not apply to Options granted after the adoption of this amendment and restatement to the Plan.

     3. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering this Plan in accordance with Paragraph 5 hereof.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under this Plan.

          (c) "Board" means the Company's Board of Directors.

          (d) "Cause" means (i) the Optionee's continued failure to substantially perform the principal duties and obligations of his position with the Company (other than any such failure resulting from Disability);
     (ii) any act of personal dishonesty, fraud or misrepresentation taken by the Optionee which was intended to result in substantial gain or personal enrichment of the Optionee at the expense of the Company; (iii) the Optionee's violation of a federal or state law or regulation applicable to the Company's business which violation was or is reasonably likely to be injurious to the Company; or (iv) the Optionee's conviction of a felony or a plea of nolo contendere under the laws of the United States or any state.

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          (e) "Change of Control"  means (i) the  acquisition  of the Company by
     another   entity  by  means  of  any   transaction  or  series  of  related
     transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected primarily for the purpose of changing the domicile of the Company), unless the Company's shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company.

          (f) "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Committee" means a committee of Directors appointed by the Board in accordance with Paragraph 5 hereof.

          (h) "Common Stock" means the Company's common stock.

          (i) "Company" means Conn's, Inc., a Delaware corporation, and any successor to the Company.

          (j) "Date of Grant" means the date on which the granting of an Option is authorized pursuant to Paragraph 6 of this Plan, by the Committee or such later date as may be specified by the Committee in such authorization.

          (k) "Director" means a member of the Board.

          (l)  "Disability"  means total and permanent  disability as defined in
     Section 22(e)(3) of the Code.

          (m) "Employee" means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91s1 day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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               (ii) If the  Common  Stock is  regularly  quoted by a  recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (p) "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (q) "Involuntary Termination" shall mean (i) a termination by the Company of the Optionee's status as an Employee other than for Cause; (ii) without the Optionee's consent, a material reduction of or variation in the Optionee's duties, authority or responsibilities relative to the Optionee's duties, authority or responsibilities as in effect immediately prior to such reduction or variation; (iii) without the Optionee's consent, a material reduction in the base salary of the Optionee as in effect immediately prior to such reduction; (iv) without the Optionee's consent, a material reduction by the Company in the kind or level of employee benefits to which the Optionee was entitled immediately prior to such reduction, with the result that the Optionee's overall benefits package is materially reduced; or (v) without the Optionee's consent, the relocation of the Optionee to a facility or a location more than fifty (50) miles from the Optionee's then present location.

          (r) "Non-statutory Stock Option" means an Option that does not qualify as an Incentive Stock Option.

          (s) "Option" means a stock option granted pursuant to this Plan.

          (t) "Option Agreement" means a written agreement between the Company and an Optionee substantially in the form of Exhibit A attached hereto evidencing the terms and conditions of an individual Option grant under this Plan. The Option Agreement is subject to the terms and conditions of this Plan.

          (u) "Optioned Stock" means the Common Stock subject to an Option.

          (v) "Optionee" means the holder of an outstanding Option granted under this Plan.

          (w) "Paragraph" means a paragraph of this Plan.

          (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) "Plan" means the Conn Appliances, Inc. 2003 Amended and Restated Incentive Stock Option Plan, as may be amended from time to time.

          (z) "Share" means a share of the Common Stock, as may be adjusted in accordance with Paragraph 13.

          (aa) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

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     4. Shares Subject to this Plan.  Subject to the provisions of Paragraph 13, the maximum aggregate number of Shares that may be subject to Options and sold under this Plan is 3,859,767 Shares. The Shares may be authorized but unissued or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under this Plan (unless this Plan has terminated). However, Shares that have actually been issued under this Plan upon exercise of an Option shall not be returned to this Plan and shall not become available for future distribution under this Plan, except that if Shares acquired by exercise of an Option and subject to a restricted stock agreement are repurchased by the Company, such Shares shall become available for future grant under this Plan.

     5. Administration of this Plan.

          (a) This Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. Notwithstanding the foregoing, the Chief Executive Officer of the Company shall have the ability to grant Options to non-executive officers of the Company under guidelines or formulae approved or adopted by the Committee.

          (b) Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

               (i) to determine the Fair Market Value of the Common Stock;

               (ii) to select the Employees to whom Options may from time to time be granted hereunder;

               (iii) to determine the number of Shares subject to each Option granted hereunder;

               (iv) to approve a form of Option Agreement;

               (v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria or period of employment service), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to determine whether and under what circumstances an Option may be settled in cash or Common Stock under Paragraph 11(e);

               (vii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans, if any, established for the purpose of satisfying applicable foreign laws;

               (viii) to allow or disallow one or more Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined as of the date the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

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               (ix) to construe and interpret the terms of this Plan and Options granted pursuant to this Plan.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     6. Eligibility.

          (a) Options may be granted only to Employees. The maximum number of Shares with respect to which Options may be granted during a specified period to any single Employee is 500,000.

          (b) Each Option shall be designated in the Option Agreement as an Incentive Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options. For purposes of this Paragraph 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Date of Grant.

          (c) Neither this Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as an Employee with the Company, nor shall it interfere in any way with his right or the Company's right to terminate such relationship at any time, with or without Cause, and with or without notice.

     7. Term of Plan. Subject to Paragraph 20, this Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Paragraph 20, this Plan shall continue in effect for a term of ten (10) years from the later of (i) the effective date of this Plan or (ii) the date of the most recent Board approval of an increase in the number of Shares reserved for issuance under this Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the Date of Grant. In the case of an Option granted to an Optionee who, on the Date of Grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the Date of Grant or such shorter term as may be provided in the Option Agreement.

     9. Vesting. Unless stated otherwise in the Option Agreement, Options granted under this Plan shall vest and become exercisable, subject to the other terms of this Plan, according to the following schedule:

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          Years from Date of Grant                             Vested Amount
          ------------------------                             -------------
          Less than 1 year                                            0%
          1 year but less than 2 years                               20%
          2 years but less than 3 years                              40%
          3 years but less than 4 years                              60%
          4 years but less than 5 years                              80%
          5 years or more                                           100%

     10. Option Exercise Price and Consideration.

          (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

               (i) In the case of an Option granted to an Employee who, at the Date of Grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be not less than 110% of the Fair Market Value per Share on the Date of Grant. In the case of an Option granted to any other Employee, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the Date of Grant.

               (ii) In the case of a Non-statutory Stock Option granted to any other Employee, the per Share exercise price shall be determined by the Administrator.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator on the Date of Grant. Such consideration may consist of cash or check or any combination thereof.

     11. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Paragraph 13.

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          Exercise of an Option in any manner  shall result in a decrease in the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as an Employee. If an Optionee ceases to be an Employee other than upon such Optionee's death or Disability, such Optionee may exercise his Option within the period of time specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). The Option shall remain exercisable for three (3) months following the Optionee's termination, or such shorter period as may be provided in the Option Agreement. If, on the date of termination, the Optionee is not vested as to his Optioned Stock, the unvested portion of the Optioned Stock shall revert to this Plan. If, after termination, the Optionee does not exercise his Option within the time specified by the Administrator, the Option shall terminate, and the Optioned Stock shall revert to this Plan.

          (c) Disability of Optionee. If an Optionee ceases to be an Employee as a result of the Optionee's Disability, the Optionee may exercise his Option for such period of time as specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). The Option shall remain exercisable for one (1) year following the Optionee's termination, or such shorter period as may be provided in the Option Agreement. If, on the date of termination, the Optionee is not vested as to all of his Optioned Stock, the unvested portion of the Optioned Stock shall revert to this Plan. If, after termination, the Optionee does not exercise his Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to this Plan.

          (d) Death of Optionee. If an Optionee dies while an Employee, the Option may be exercised for such period of time as specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The Option shall remain exercisable for three (3) months following the Optionee's termination, or such shorter period as may be provided in the Option Agreement. If, on the date of death, the Optionee is not vested as to all of his Optioned Stock, the unvested portion of the Optioned Stock shall immediately revert to this Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to this Plan.

          (e) Repurchase Provisions. The Administrator may at any time offer to repurchase for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          (f) Other Terms and Conditions. Among other conditions that may be imposed by the Committee with respect to Options granted pursuant to this Plan, if deemed appropriate, include but are not limited to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be Employees of the Company or its Subsidiaries, or must hold Options before they may be exercised;
     (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; and (vi) the achievement by the Company of specified performance criteria.

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          (g)  Application of Funds.  The proceeds  received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

     12. Limited Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares that have been authorized for issuance under this Plan, but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option or repurchase of shares acquired by exercise of an Option and subject to a restricted stock agreement, and the number and type of Shares covered by each outstanding Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any of the Company's rights to repurchase any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been exercised, it will terminate immediately prior to the consummation of such proposed transaction.

          (c) Merger or Asset Sale. In the event of (i) a merger of the Company with or into another entity or (ii) the sale of all or substantially all of the assets of the Company (either, a "Merger Transaction"), each outstanding  Option  shall be  assumed  or an  equivalent  option  or right substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger Transaction, the Administrator shall notify the Optionee in writing that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this Paragraph 13, the Option shall be considered assumed if, following the Merger Transaction, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Merger Transaction, the consideration (whether stock, cash, or other securities or property) received in the Merger Transaction by holders of Common Stock for each Share held on the effective date of the Merger Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger Transaction is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger Transaction.

          (d) Accelerated Vesting. Following either an assumption of or substitution for Options in connection with a Merger Transaction that constitutes a Change of Control and in the event of an Involuntary Termination of an Optionee upon or during the one (1) year period after the effective date of such Change of Control, (1) each Optionee's rights to purchase Optioned Stock shall become automatically vested in their entirety on an accelerated basis and be fully exercisable as of the date immediately preceding any such Involuntary Termination and (2) all of the Company's rights to repurchase Restricted Stock from an Optionee under all restricted stock purchase agreements shall lapse in their entirety on an accelerated basis as of the date immediately preceding any such Involuntary Termination.

     14. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of legal counsel to the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of legal counsel to the Company, such a representation is necessary or appropriate.

     15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

     17. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with this Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     18. Construction. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

     19. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law.

     20. Approval, Amendment, and Termination of this Plan.

          (a) Shareholder Approval. This Plan must be approved by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting Shares is, either in person or by proxy, present and voting on the Plan within twelve (12) months after the date this Plan is adopted. The Board shall obtain similar shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, which shall include:

               (i) an increase in the number of Shares subject to Option under this Plan;

               (ii)  a  change  in  the   definition   of   Employee   affecting
          eligibility;

               (iii) a change in the manner in which Options are issued or may be exercised; or

               (iv) an extension of the term of this Plan as set forth in Paragraph 7.

          (b) NASD Rules. In addition to the foregoing, the Board shall obtain similar shareholder approval for any Plan amendment which requires such approval under the rules of the National Association of Securities Dealers.

          (c) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.

          (d) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of this Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.

          (e) Effect of Failure to Obtain Shareholder Approval.

               (i) If the shareholders fail to approve the amendment and restatement of this Plan as set forth in this Paragraph 20, all Options granted under the Plan subsequent to the Board's adoption of such amendment and restatement shall expire and the amendment and restatement shall be disregarded.

               (ii) If the shareholders fail to approve a Plan amendment as set forth in this Paragraph 20, the Plan amendment shall be disregarded.

                                    EXHIBIT A
                                    ---------

                    Form of Incentive Stock Option Agreement

                                  CONN'S, INC.
              AMENDED AND RESTATED 2003 INCENTIVE STOCK OPTION PLAN

                               AS OF MAY 31, 2006


                        INCENTIVE STOCK OPTION AGREEMENT

     THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made this __________ day of ____________________, 20__, between CONN'S, INC., a Delaware corporation (the "Company"), and ______________________________, an Employee of the Company or one or more of its Parents and Subsidiaries. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Conn's, Inc. Amended and Restated 2003 Incentive Stock Option Plan as of May 31, 2006 (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to carry out the purposes of the Plan by affording Employee the opportunity to purchase shares of Company common stock ("Shares");

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Employee the right and option (the "Option") to purchase an aggregate of _____ Shares, such Shares being subject to adjustment as provided in Paragraph 8 on the terms and conditions herein set forth. The Option is intended to constitute an Incentive Stock Option, and subject to the terms of the Plan and Applicable Laws, this Agreement shall be construed so that the Option shall qualify as an Incentive Stock Option.

     2. Term of Option. Unless modified by Paragraph 6, this Option shall remain exercisable until _________, _____, when it shall lapse.

     3. Purchase Price. The purchase price of the Shares shall be $_______ per Share which is the Fair Market Value of a Share on the Date of Grant.

     4. Exercise of Option. Unless expired as provided in Paragraph 6, this Option may be exercised from time to time after the Date of Grant to the extent of Shares that have vested in accordance with the vesting schedule set forth below. The Employee's right to exercise the Option accrues only in accordance with the following vesting schedule and, except as otherwise provided herein, only to the extent that the Employee remains in the continuous employ or service of the Company, Parent or a Subsidiary.

                                        Portion of Shares that are Vested on and
                                          After the Vesting Date and Before the
              Vesting Date                          Next Vesting Date
     ------------------------------     ----------------------------------------

       --------------------, ----                       ----------%
       --------------------, ----                       ----------%
       --------------------, ----                       ----------%
       --------------------, ----                       ----------%
       --------------------, ----                       ----------%

     5. Manner of Exercise, Payment of Purchase Price.

          (a) Subject to the terms and conditions of this Agreement, the Option shall be exercised by written notice to the Chief Financial Officer of the Company at its principal office. Such notice shall state the election to exercise the Option and specify the number of Shares to be purchased. Such notice of exercise shall be signed by Employee and shall be irrevocable when given.

          (b) The notice of exercise shall be accompanied by full payment of the purchase price for the Shares to be purchased. The purchase price may be paid in cash or check or any combination thereof.

          (c) Upon receipt of the purchase price, and subject to the terms of Paragraph 12, the certificate or certificates representing the Shares purchased shall be registered in the name of the person or persons so exercising the Option. If the Option shall be exercised by Employee and, if Employee shall so request in the notice exercising the Option, the Shares shall be registered in the name of Employee and his spouse as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     6. Expiration of Option. Notwithstanding the provisions of Paragraph 2, this Option shall expire and become null and void upon the first to occur of the following: (a) a period of ten (10) years has elapsed since the Date of Grant;
(b) a period of twelve (12) months has elapsed following the Employee's Disability; or (c) a period of three (3) months has elapsed following the Employee's termination of employment for any other reason including death.

     7. Acceleration of Vesting and Exercise Dates. The other provisions of this Agreement notwithstanding and pursuant to Paragraph 12 of the Plan:

          (a) In the event of a proposed dissolution or liquidation of the Company and at the discretion of the Administrator, this Option may be immediately exercised for the entire number of Shares covered hereby until fifteen (15) days prior to such dissolution or liquidation;

          (b) In the event of a Merger Transaction in which this Option shall not be assumed or an equivalent option issued as a substitute by a successor entity, the Administrator shall notify the Optionee in writing that this Option shall be exercisable for the entire number of Shares covered hereunder for a period of fifteen (15) days from the date of such notice; or

          (c) In the event of a Merger Transaction that constitutes a Change of Control in which this Option is assumed or an equivalent option is issued by a successor entity, an Involuntary Termination of the Optionee within one (1) year after the effective date of the Change of Control shall cause this Option or the equivalent substitute option to be immediately exercisable for the full number of Shares covered hereunder.

     8. Adjustments of Shares Subject to Option. The Shares subject to the Option shall be adjusted from time to time as set forth in Paragraph 12 of the Plan. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

     9. No Contract. This Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee's employment for any reason or no reason whatsoever.

     10. Rights as Shareholder. This Option shall not entitle Employee to any rights of a shareholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of this Option unless and until the Option has been exercised for such Shares and such Shares have been registered in the Employee's name upon the stock records of the Company.

     11. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

     12. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to: (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (iii) the determination by the Committee that Employee has tendered to the Company any federal, state or local tax owed by Employee as a result of exercising the Option when the Company has a legal liability to satisfy such tax. In addition, if the Common Stock reserved for issuance upon the exercise of Options shall not then be registered under the Securities Act of 1933, the Company may upon Employee's exercise of an Option, require Employee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent (if applicable).

     13.  Lapse of Option.  This  Agreement  shall be null and void in the event
Employee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Employee.

     14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     15. Governing Instrument and Entire Agreement. This Option and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan (a copy of which is attached), the terms of the Plan shall control. There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except by written agreement executed by the Company and Employee.

                                      CONN'S, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

Accepted and Agreed:

EMPLOYEE:

                                      Date:
-----------------------------------

-----------------------------------
Employee's Printed Name

                                  CONN'S, INC.
              AMENDED AND RESTATED 2003 INCENTIVE STOCK OPTION PLAN


                               AS OF MAY 31, 2006


                              NOTICE OF EXERCISE OF
                             INCENTIVE STOCK OPTION


     This Notice of Exercise of Incentive Stock Option (the "Notice") is delivered to Conn's, Inc. (the "Company") pursuant to the terms of the Conn's, Inc. Amended and Restated 2003 Incentive Stock Option Plan as of May 31, 2006 (the "Plan") and pursuant to the Incentive Stock Option Agreement between the Company and ______________________________ (the "Optionee") dated
____________________, ____ (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

     1. Number of Shares to be Purchased. I hereby elect to purchase _______ Shares of Common Stock pursuant to the Agreement.

     2. Purchase Price. The purchase price of the Shares is $_________ per Share, for an aggregate purchase price of $_____________.

     3. Payment Method. The aggregate purchase price set forth above is attached hereto in the following form: .

     4. Exercise of Option Subject to Plan and Agreement. I understand and agree that the exercise of the Option pursuant to this Notice is subject to all the terms of the Plan and the Agreement. I agree to be subject to all the terms of the Plan and the Agreement. I certify that I am entitled to exercise the Option for the number of Shares set forth above pursuant to the terms of the Plan and the Agreement. To the extent the Company is required to withhold federal or state income or other taxes in connection with the exercise of the Option, I agree to tender to the Company the amount required to be withheld or to allow the Company to withhold from the Stock otherwise deliverable to me pursuant to the exercise of the Option, such method to be determined by the Committee in its sole discretion.

                                      OPTIONEE:




Date:
     ------------------------------   ------------------------------------------
                                      Printed Name:
                                                   -----------------------------

                                    EXHIBIT B
                                    ---------

                                   PROSPECTUS:
                                  CONN'S, INC.
                  2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               AS OF MAY 31, 2006




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